UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 4, 2017
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017, Angela Courtin was elected to the board of directors of OUTFRONT Media Inc. (the “Company”) as a Class II director, to serve for the remainder of the full Class II term, or until her resignation or removal.  Ms. Courtin will be appointed to serve as a member of the compensation committee of the Company’s board of directors, effective as of June 12, 2017. There is no arrangement or understanding with any person pursuant to which Ms. Courtin was appointed as a member of the Company’s board of directors. In accordance with the Company’s compensation policy for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2016, Ms. Courtin will receive an annual cash retainer of $70,000 for service on the Company’s board of directors, $10,000 for service on the compensation committee of the Company’s board of directors, and an annual equity grant under the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan in the form of restricted share units valued at $120,000.

In addition to the compensation that Ms. Courtin will receive in connection with her appointment as a member of the Company’s board of directors, the Company has entered into its standard form of indemnification agreement with Ms. Courtin. A form of indemnification agreement was previously filed with the SEC on February 18, 2014 as Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (File No. 333-189643).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: April 4, 2017